Exhibit 23.1




                                               Johnson, Holscher & Company, P.C.
                                                    Certified Public Accountants


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this  Registration  Statement on
Form S-3 of Waverider Communications Inc. (the "Company"), to register 12,157,777 shares of common stock, 3,925,925 warrants and 444,444 underwriters' warrants, of our report dated March 20, 1998 and March 22, 1999, Note 4. Prior Period Adjustment, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996.


We also consent to the reference to our firm under the caption "Experts".



Johnson, Holscher & Company, P.C.
December 9, 1999